Exhibit 99.1

Premiere Global Reports Fourth Quarter and 2007 Results: Revenues
up 15% to $146.2M, Pro Forma Diluted EPS up 35% to $0.23(a) in Q4

ATLANTA--(BUSINESS WIRE)--Premiere Global Services, Inc. (NYSE: PGI), a global provider of on-demand business process improvement solutions, today announced results for the fourth quarter and year ended December 31, 2007.

Revenues increased 15.1% to $146.2 million in the fourth quarter of 2007, compared to $127.1 million in the fourth quarter of 2006. In the fourth quarter of 2007, operating income totaled $18.2 million, net income totaled $9.8 million and diluted EPS totaled $0.16, compared to $6.4 million, $5.1 million and $0.08, respectively, in the fourth quarter of 2006.

In the fourth quarter of 2007, pro forma diluted EPS totaled $0.23(a), excluding equity-based compensation of $2.7 million, amortization of $4.4 million and other insignificant items.

“Our continuing solid performance, we believe, is being driven by a growing use of our applied communication technologies by enterprises to improve their business processes,” said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. “The momentum in our business tells us that our PGi Communications Operating System is meeting a large and growing need in the market. The enhanced value we provide with our broad suite of applications continues to be a real advantage when we compete with single product vendors.”

2007 Results

Revenues in 2007 increased 12.7% to $559.7 million, compared to $496.5 million in 2006. In 2007, operating income totaled $61.5 million, net income totaled $33.4 million and diluted EPS totaled $0.52, compared to $46.4 million, $25.5 million and $0.37, respectively, in 2006. In 2007, pro forma diluted EPS totaled $0.86, an increase of 26.5% compared to $0.68 in 2006.(a)

Revenue Detail

Revenue from Conferencing & Collaboration Solutions grew 28.7% to $97.2 million in the fourth quarter of 2007 compared to $75.5 million in the comparable prior year quarter. Revenue from legacy broadcast fax services totaled $18.0 million in the fourth quarter of 2007, a decline of 10.9% from $20.2 million in the fourth quarter of 2006.

In the fourth quarter of 2007, revenue in the Company’s reportable segments increased from the comparable prior year quarter as follows:

  North America grew 11.8% to $90.9 million, versus $81.3 million;
  Europe increased 22.6% to $28.6 million, versus $23.3 million and;
  Asia Pacific grew 19.2% to $26.8 million, versus $22.5 million.

Financial Outlook

The following statements are based on Premiere Global Services’ current expectations as of February 21, 2008. These statements contain forward-looking statements and Company estimates, and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company’s filings with the Securities and Exchange Commission.

The Company anticipates revenue growth in 2008 will be greater than 10%. As a result of expected efficiencies from the Company’s operating initiatives, gross margins are expected to increase from 2007 levels in 2008. Diluted EPS is projected to grow at least 20% in 2008 compared to 2007. Capital expenditures are expected to decline as a percentage of revenues from 2007 levels.

(a) To supplement the Company’s consolidated financial statements presented in accordance with GAAP, we have included the following non-GAAP measures of financial performance: pro forma operating income, pro forma net income and pro forma diluted EPS. Management uses these measures internally as a means of analyzing the Company’s current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. Please see the tables attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call at 5:00 p.m. Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (800) 730-9234 (US & Canada) or (719) 457-2086 (International). The conference call will be simultaneously broadcast over the Internet via SoundCast®, a Premiere Global service, and can be accessed at PremiereGlobal.com/IR. You may also follow this link for details on the Internet replay, podcast and for the text of the earnings release, including the financial and statistical information to be presented in the call.

A replay will be available following the call at 8:00 p.m. Eastern tonight through midnight Eastern February 29, 2008, and can be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820 (International). The confirmation code is 4419425. The Webcast of this call will be archived on the Company’s Website at PremiereGlobal.com/IR.

About Premiere Global Services, Inc.

Premiere Global Services, Inc. is a global provider of on-demand business process improvement solutions. Our Premiere Global Communications Operating System offers business applications within the following solution sets: Conferencing & Collaboration, Desktop Document Solutions, Enterprise Document Solutions, Notifications & Reminders, and eMarketing.

Headquartered in Atlanta, Georgia, and with presence in 23 countries worldwide, Premiere Global delivers solutions to an established customer base of over 50,000 companies, including nearly 95% of the Fortune 500. Additional information can be found at PremiereGlobal.com.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2006
(IN THOUSANDS, UNAUDITED, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006

Revenues	$146,216	$127,061	$559,706	$496,472
Operating expenses
Cost of revenues (exclusive of depreciation shown separately below)	59,153	53,301	227,259	200,472
Selling and marketing	36,326	34,338	141,322	132,279
General and administrative (exclusive of net legal settlements shown separately below)	16,209	14,594	66,007	58,615
Research and development	3,706	3,284	14,109	12,052
Depreciation	8,453	6,593	30,008	24,567
Amortization	4,433	3,492	15,659	13,018
Restructuring costs	(300)	4,366	3,447	8,385
Asset impairments	-	111	-	111
Net legal settlements and related expenses	65	603	349	603
Total operating expenses	128,045	120,682	498,160	450,102

Operating income	18,171	6,379	61,546	46,370

Other (Expense) Income:
Interest expense	(4,439)	(2,692)	(13,598)	(9,146)
Interest income	337	231	780	536
Other, net	450	1,598	1,418	1,401
Total other (expense) income	(3,652)	(863)	(11,400)	(7,209)

Income before income taxes	14,519	5,516	50,146	39,161
Income tax expense	4,713	389	16,791	13,652

Net Income	$9,806	$5,127	$33,355	$25,509

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING:	59,516	67,621	62,654	68,933

Basic earnings per share from net income	$0.16	$0.08	$0.53	$0.37

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	60,602	68,421	63,940	69,787

Diluted earnings per share from net income	$0.16	$0.08	$0.52	$0.37

PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2007 AND DECEMBER 31, 2006
(IN THOUSANDS, UNAUDITED, EXCEPT SHARE DATA)

	December 31,	December 31,
	2007	2006

ASSETS
CURRENT ASSETS
Cash and equivalents	$18,259	$18,977
Accounts receivable (less allowances of
$4,526 and $7,551, respectively)	89,683	82,875
Prepaid expenses and other current assets	13,066	7,742
Deferred income taxes, net	5,522	11,972
Total current assets	126,530	121,566

PROPERTY AND EQUIPMENT, NET	110,767	88,062

OTHER ASSETS
Goodwill	337,246	295,185
Intangibles, net of amortization	43,115	38,357
Deferred income taxes, net	1,018	-
Other assets	5,411	6,145
	$624,087	$549,315

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$51,631	$48,967
Income taxes payable	7,597	878
Accrued taxes	8,076	6,011
Accrued expenses	37,276	28,697
Current maturities of long-term debt and capital lease obligations	1,664	2,044
Accrued restructuring costs	1,717	4,800
Total current liabilities	107,961	91,397

LONG-TERM LIABILITIES
Long-term debt and capital lease obligations	267,817	136,738
Accrued restructuring costs	1,575	2,339
Other accrued expenses	4,527	1,831
Deferred income taxes, net	-	719
Total long-term liabilities	273,919	141,627

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000 shares authorized,
61,755,728 and 70,151,998 shares issued and outstanding in
2007 and 2006, respectively	618	702
Additional paid-in capital	548,418	663,232
Repayment of shareholder notes	(1,702)	(2,004)
Cumulative translation adjustment	10,523	2,088
Accumulated deficit	(315,650)	(347,727)
Total shareholders' equity	242,207	316,291
	$624,087	$549,315

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2006
(IN THOUSANDS, UNAUDITED)

	Twelve Months Ended
	December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$33,355	$25,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,008	24,567
Amortization	15,659	13,018
Amortization of deferred financing costs	513	492
Net legal settlements and related expenses	349	-
Payments for legal settlements and related expenses	-	(3,099)
Deferred income taxes, net effect of acquisitions	2,488	2,912
Restructuring costs	3,447	8,385
Payments for restructuring costs	(7,109)	(5,395)
Payments for discontinued operations	(650)	(987)
Equity-based compensation	10,590	10,370
Excess tax benefits from share-based payment arrangements	3,323	(209)
Payments for state sales tax	(480)	(1,365)
Asset impairment	-	111
Loss on disposal of assets	287	278
Gain on note receivable and other liabilities
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(737)	701
Prepaid expenses and other current assets	(893)	(2,448)
Accounts payable and accrued expenses	7,433	320
Total adjustments	64,228	47,651
Net cash provided by operating activities	97,583	73,160

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(46,341)	(31,926)
Business acquisitions, net of cash acquired	(47,749)	(49,040)
Net cash used in investing activities	(94,090)	(80,966)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under borrowing arrangements	(344,388)	(164,391)
Principal proceeds under borrowing arrangements	470,099	200,270
Payments of debt issuance costs	(50)	(1,200)
Repayment of shareholder notes	413	-
Excess tax benefits from share-based payment arrangements	(3,323)	209
Purchase of treasury stock, at cost	(136,049)	(31,691)
Exercise of stock options	8,553	2,515
Net cash (used in) provided by financing activities	(4,745)	5,712

Effect of exchange rate changes on cash and equivalents	534	563

NET DECREASE IN CASH AND EQUIVALENTS	(718)	(1,531)
CASH AND EQUIVALENTS, beginning of period	$18,977	$20,508
CASH AND EQUIVALENTS, end of period	$18,259	$18,977

PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, UNAUDITED, EXCEPT PER SHARE DATA)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Pro Forma Operating Income (1)
Operating income, as reported	$18,171	$6,379	$61,546	$46,370
Restructuring costs	(300)	4,366	3,447	8,385
Net legal settlements and related expenses	65	603	349	603
Asset impairments	-	111	-	111
Proxy-related costs	-	80	2,900	80
Equity-based compensation	2,682	2,540	10,370	10,370
Amortization	4,433	3,492	15,659	13,018
Pro forma operating income	$25,051	$17,571	$94,271	$78,937

Pro Forma Income (1)
Income from net income as reported	$9,806	$5,127	$33,355	$25,509
Elimination of one-time tax adjustments	(223)	(1,247)	(259)	263
Restructuring costs, net of taxes	(198)	3,083	2,275	5,551
Asset impairment, net of taxes	-	79	-	74
Net legal settlements and related expenses	43	425	231	399
Proxy-related costs, net of taxes	-	56	1,914	53
Equity-based compensation, net of taxes	1,770	1,788	6,990	6,865
Amortization, net of taxes	2,925	2,458	10,335	8,618
Pro forma income from net income	$14,123	$11,769	$54,841	$47,332

Pro Forma Diluted EPS (1)
Diluted EPS from net income, as reported	$0.16	$0.08	$0.52	$0.37
Elimination of one-time tax adjustments	-	(0.02)	-	-
Restructuring costs, net of taxes	-	0.05	0.04	0.08
Asset impairment, net of taxes	-	-	-	-
Net legal settlements and related expenses	-	-	-	0.01
Proxy-related costs, net of taxes	-	-	0.03	-
Equity-based compensation, net of taxes	0.03	0.02	0.11	0.10
Amortization, net of taxes	0.04	0.04	0.16	0.12
Pro forma diluted EPS from net income	$0.23	$0.17	$0.86	$0.68

(1) Management believes that pro forma operating income, pro forma income and pro foma diluted EPS provide useful information regarding underlying trends in our operations. Management expects equity-based compensation and amortization expenses to be recurring costs and presents pro forma diluted EPS from continuing operations to exclude these items as well as non-recurring items that are unrelated to our ongoing operations, including one-time tax adjustments, restructuring costs, asset impairments, net legal settlements and related expenses and proxy-related costs.

CONTACT:
Premiere Global Services, Inc.
Investor Calls
Sean O’Brien, 404-262-8462
Senior Vice President
Strategic Planning & IR